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As filed with the Securities and Exchange Commission on March 24, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERPRISE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Massachusetts (State of incorporation)	04-3308902 (I.R.S. Employer Identification Number)
222 Merrimack Street Lowell, Massachusetts 01852 (978) 459-9000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

JAMES A. MARCOTTE
Executive Vice President, Chief Financial Officer and Treasurer
Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
(978) 459-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
STEPHEN J. COUKOS, ESQ.
Gallagher, Callahan & Gartrell, P.A.
112 South Street, 2nd Floor
Boston, MA 02111
(617) 426-5347

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock	200,000	$28.20	$5,640,000	$663.83

(1)
Pursuant to Rule 429 of the Securities Act of 1933, the prospectus for the Amended and Restated Dividend Reinvestment Plan contained herein also includes an additional 250,000 shares of the Company's common stock, which shares were originally registered with the Commission on Form S-3 No. 333-79135, and this registration statement constitutes Post-Effective Amendment No. 1 to such earlier registration statement. A filing fee of $604.65 was originally paid in connection with the earlier registration of such additional shares.

(2)
Estimated solely for the purpose of calculating the registration fee under to Rule 457(c) of the Securities Act of 1933 and based upon the average of the highest and lowest sales price of the Company's common stock as reported on the Nasdaq National Market on March 21, 2005.

Prospectus

ENTERPRISE BANCORP, INC.

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

        Enterprise Bancorp, Inc. (also referred to in this prospectus as "we", "us", "our" or the "Company") is amending and restating its current automatic dividend reinvestment plan to increase the number of shares that may be issued under the plan and to implement other minor changes of a technical nature to the plan. By undertaking these measures, the Company intends to continue to offer to stockholders the opportunity to participate in an automatic dividend reinvestment plan (such amended and restated dividend reinvestment plan is referred to in this prospectus simply as the "Plan"). The Plan provides stockholders with a convenient and economical way to purchase additional shares of the Company's common stock without the payment of any brokerage commissions or service fees of any kind. The Company may issue up to 450,000 shares of its common stock under the Plan.

        If you already participate in the Company's current automatic dividend reinvestment plan, you are not required to take any action whatsoever to maintain your continuing participation in the Plan. If you do not currently participate in the Plan and you choose to participate in the Plan you will have the choice of automatically reinvesting the cash dividends you would otherwise receive on either all or only some of the shares of the Company's common stock registered in your name.

        Our shares are listed for trading on the Nasdaq National Market. The purchase price of shares under the Plan will be based upon the average of the highest and lowest sales price of the shares as reported on the Nasdaq National Market for each date on which shares are purchased under the Plan. Shares are purchased under the Plan on each date that a cash dividend that has been declared by our Board of Directors is paid to stockholders. All shares that you may purchase under the Plan will be, at least initially, either newly issued shares or shares issued from treasury.

        If you prefer not to participate in the Plan you will continue to receive checks for future cash dividends, as and when paid by the Company, in the usual manner.

        You should not view the existence of the Plan as a guaranty that we will continue to pay cash dividends on our common stock in the future. Although we have paid an annual cash dividend in each of the last thirteen years, and intend to continue to do so, our ability to pay future dividends, as well as the amount and timing of any such dividends, will depend on a number of factors, such as our ongoing capital requirements, regulatory limitations, our future operating results and financial condition, our anticipated future growth and general economic conditions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Our shares are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency or fund, and involve investment risk, including the possible loss of principal.

        We urge you to consider the matters set forth under the heading "Risk Factors" beginning on page 4 of this prospectus.

The date of this prospectus is March 24, 2005

        You should rely only on the information contained or incorporated by reference in this prospectus to decide whether you wish to participate in the Plan. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, and neither the delivery of this prospectus nor the issuance of shares pursuant to the Plan shall create any implication to the contrary.

        Our address is Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852 and our telephone number is (978) 459-9000.

THE COMPANY

Overview

        The Company is a Massachusetts corporation and the holding company for Enterprise Bank and Trust Company (which we refer to in this prospectus simply as the "Bank"). The only office of the Company, and its principal place of business, is located at the main office of the Bank at 222 Merrimack Street, Lowell, Massachusetts 01852.

        The Company does not engage in any active business activities, other than indirectly through its ownership of the Bank. In the future, the Company may become an operating company or acquire other banking institutions or companies engaged in bank-related or otherwise permissible nonbanking activities. At this time, however, we do not have any definitive plans to engage in any such activities or acquisitions and we expect that our primary business for the foreseeable future will be the ongoing business of the Bank.

        The Bank is a Massachusetts-chartered commercial bank, which commenced business on January 3, 1989. The Bank offers a range of commercial and consumer loan and deposit products and investment management, trust and insurance services with a goal of satisfying the needs of individuals, professionals, non-profit organizations and growing businesses.

Market Area

        Our primary market area is composed of the Merrimack Valley and North Central regions of Massachusetts and Salem, New Hampshire. Including our main office in Lowell, the Bank operates a network of thirteen offices in these regions of Massachusetts and New Hampshire.

Competition

        We face strong competition in our primary market area. Numerous other banks, thrifts and credit unions operate in this market. Several of these competitors operate on a regional, and even national, basis and are much larger than we are. Their greater financial resources enable them to make larger loans to a single borrower than is possible for the Bank, offer a broad range of automated services, maintain numerous branch offices and mount extensive advertising and promotional campaigns. Competition for loans and deposits also comes from other businesses that provide financial services. These nonbanking competitors include:

  •
  consumer finance companies

  •
  mortgage brokers

  •
  insurance companies

  •
  securities brokerage firms

  •
  institutional mutual funds

  •
  private lenders

        Notwithstanding the substantial competition we face, we believe that we have established a market niche in the Merrimack Valley and North Central regions of Massachusetts and Salem, New Hampshire, which has been enhanced in recent years by the acquisitions of other independent banks and the ongoing consolidation of competitors' operations and services.

RISK FACTORS

No Assurance of Liquidity

        Our shares of common stock have only recently been listed for trading on the NASDAQ National Market, such listing having commenced on February 14, 2005. No assurance can be given as to the volume of public trading in our common stock, or the liquidity for your shares, that will develop in the future.

Our Performance May Decline If We Lose The Services of Key Individuals

        George L. Duncan, chairman and chief executive officer of the Company and the Bank, Richard W. Main, president and chief lending officer of the Bank, and John P. Clancy, Jr., executive vice president and chief operating officer of the Bank, all play critical roles in our ongoing business success. The loss of any of Messrs. Duncan, Main, or Clancy and the resulting loss of the leadership, business experience and community involvement and visibility each provides to the Company, could result in a material adverse effect on the future growth and operations of the Company as well as our ability to compete successfully in our market area.

Additional Factors Described in Our SEC Reports

        Our Annual Report on Form 10-K for the year ended December 31, 2004, which is our most recent periodic report filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus, describes several other important factors that could adversely affect the results of our future operations. These additional factors are described under the heading, "Special Note Regarding Forward-Looking Statements", which can be found in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the Annual Report on Form 10-K.

THE PLAN

        The questions and answers set forth below constitute the Company's Amended and Restated Dividend Reinvestment Plan in its entirety. All references in the Plan to shares of Common Stock mean shares of the Company's common stock.

Purpose

1.
What is the purpose of the Plan?

        The purpose of the Plan is to provide stockholders with a convenient and simple method of investing cash dividends in additional shares of Common Stock without payment of brokerage commissions or service fees of any kind. The shares acquired under the Plan will be purchased directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company. These sales of shares by the Company will provide additional funds to the Company. The Company intends to add the proceeds of such sales to the general funds of the Company for general corporate purposes.

Advantages

2.
What are the advantages of the Plan?

        Participants in the Plan may have cash dividends on all of their shares or less than all of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants in the Plan pay no brokerage fee or service charge in connection with purchases under the Plan. Funds are fully invested through the purchase of fractions of shares, as well as whole shares, and proportionate cash dividends on fractions of shares will be used to purchase additional shares. You will also avoid the necessity of safekeeping certificates for shares credited to your Plan account, because, unless you request otherwise, all shares purchased for your Plan account will be held in book-entry (meaning "uncertificated") form. All participants in the Plan will receive statements of account, which will simplify your record keeping.

Administration

3.
Who will administer the Plan?

        The Company will rely on an unaffiliated third party to administer the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan (the "Plan Administrator"). Equiserve Trust Company, N.A., a federally chartered trust institution, presently serves as the Plan Administrator and its affiliate, EquiServe, Inc., a transfer agent registered with the Securities and Exchange Commission, acts as its service agent under the Plan. Participants may contact EquiServe for Plan purposes either in writing, to EquiServe, P.O. Box 43010, Providence, RI 02940-3010, Attention: Enterprise Bancorp, Inc. Dividend Reinvestment Plan, or by telephone at 1-888-218-4390.

Participation

4.
Who is eligible to participate?

        Only registered holders of record of the Common Stock are eligible to participate in the Plan.

        Your right to participate in the Plan is not transferable apart from a transfer of your underlying Common Stock to another person.

5.
How does an eligible stockholder participate and when is participation effective?

        A stockholder of record may join the Plan at any time by signing and returning to the Plan Administrator a properly completed Enrollment Authorization Form. If you are not already enrolled in the Plan and wish to enroll, but need an Enrollment Authorization Form, you may obtain one at any time by contacting the Plan Administrator at the address or telephone number set forth in response to Question 3 above or at such other address or phone number as may be provided to you by the Company or the Plan Administrator at any time in the future. A stockholder electing to join the Plan may participate with respect to any number of shares owned of record.

        Reinvestment of dividends commences with the first dividend paid after a stockholder joins the Plan, provided that a properly completed and signed Enrollment Authorization Form has been received from the stockholder by the Plan Administrator on or before the record date for such dividend.

6.
What does the Enrollment Authorization Form provide?

        The Enrollment Authorization Form allows you to decide the extent to which you want to participate in the Plan by choosing one of the following two investment options:

  •
  "Full Dividend Reinvestment" directs the Plan Administrator to invest in accordance with the Plan all of your dividends on all shares of Common Stock now and in the future registered in your name.

  •
  "Partial Dividend Reinvestment" directs the Plan Administrator to remit cash dividends to you on those whole shares that you specify in the appropriate space on your Enrollment Authorization Form and directs the Plan Administrator to invest the remaining dividends in shares of Common Stock in accordance with the Plan.

Purchases and Price of Shares

7.
How will the price of shares purchased under the Plan be determined?

        The price of the shares purchased for your Plan account with dividends on the Common Stock, including dividends on the shares credited to your Plan account, will equal the fair market value of the Common Stock at the time at which each purchase of shares is made.

        For purposes of the Plan, the fair market value of the Common Stock at any particular time will be determined as follows:

  •
  If the Common Stock is listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, then the fair market value will equal the mean between the lowest and highest reported sale prices (or, if such sales price information is unavailable, the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the fair market value will equal the reported closing sale price (or, if such sales price information is unavailable, the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq Stock Market, as the case may be.

  •
  If the Common Stock is not listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the fair market value will equal the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Company and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value will be determined in good faith by the Company's Board of Directors, which may take into consideration some or all of the following factors, as and to the extent that the Board of Directors may in its sole discretion elect:

  •
  an appraisal of the value of the shares undertaken by an independent third party;

  •
  the price paid for the Common Stock in the most recent trade of shares known to the Company to have occurred on an arm's-length basis between a willing buyer and willing seller; or

  •
  any other method of valuation undertaken in good faith by or at the direction of the Board of Directors.

8.
When will the shares be purchased under the Plan?

        The purchase of shares under the Plan will occur as of each date on which a cash dividend that has been declared by the Company's Board of Directors is paid to stockholders. Dividend and voting rights with respect to shares purchased under the Plan will commence upon the settlement date for each such purchase.

9.
How many shares will be purchased for participants?

        The number of shares to be purchased for your account at any one time will depend on the amount of the total dividend payable to you at such time and the price of the Common Stock at such time. Your account will be credited with the number of shares, including fractions, equal to the total dividend payable to you (or if you have chosen the "Partial Dividend Reinvestment" option, that portion of your dividend that is available for investment under the Plan), divided by the purchase price of the shares as established in accordance with the response to Question 7 above.

        In addition, the number of shares that the Company may issue under the Plan at any time is limited to the number of shares that the Company has registered with the Securities and Exchange Commission. At this time, the Company has registered 450,000 shares of the Common Stock with the Securities and Exchange Commission for issuance under the Plan.

Costs

10.
Are there any expenses to participants in connection with purchases under the Plan?

        No. There are no brokerage commissions or service charges of any kind. All costs of administration of the Plan are paid by the Company.

Reports to Participants

11.
What kind of reports will be sent to participants in the Plan?

        After each purchase, each participant will receive a statement of his or her account, including the number of shares purchased and the purchase price for such shares. These statements of account will serve as your continuing record of the cost of each of your purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive, from time to time, copies of all communications sent to every other stockholder.

Dividends

12.
Will participants be credited with additional shares for dividends paid on shares held in their Plan account?

        Yes. The Company pays dividends, as declared, to the record holders of all issued and outstanding shares of Common Stock. If you have elected the "Full Dividend Reinvestment" option on your Enrollment Authorization Form, then all dividends on all of your shares (including any shares that you hold in stock certificate form outside of the Plan and any shares held in book-entry form credited to your Plan account) will be reinvested in additional shares of Common Stock under the Plan. If you have elected the "Partial Dividend Reinvestment" option on your Enrollment Authorization Form, then, to the extent that you request that cash dividends on your shares (including any shares that you hold in stock certificate form outside of the Plan and any shares held in book-entry form credited to your Plan account)

be sent to you, the Plan Administrator will send the dividends on these shares to you in the usual manner in which cash dividends are paid. In the latter case, with respect to the remaining shares for which dividends are to be reinvested under the Plan, the dividends on these shares will be reinvested for your Plan account in additional shares of Common Stock.

Certificates for Shares

13.
Will certificates be issued for shares purchased?

        The number of shares credited to your account under the Plan will be shown on your statement of account. Unless you otherwise request, shares credited to your Plan account will be held in book-entry (meaning "uncertificated") form.

        You may obtain a certificate for any number of shares, up to the number of all whole shares, credited to your account under the Plan at any time by calling or writing to the Plan Administrator at the telephone number or address set forth in response to Question 3 above or at such other telephone number or address as may be provided to you by the Company or the Plan Administrator at any time in the future.

        Shares credited to your account under the Plan may not be pledged, so long as they are held in book-entry form. If you wish to pledge some or all of these shares, you must request that a certificate for the shares you wish to pledge be issued in your name.

        Certificates for fractional shares will not be issued under any circumstances.

14.
In whose name will accounts be maintained and certificates registered when issued?

        An account for each participant will be maintained by the Plan Administrator in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for whole shares will be registered in such account name.

        Upon written request, certificates also may be registered and issued in names other than the participant's name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant and the signature is guaranteed. A Medallion Guarantee Stamp is required to complete all transfers. The Stamp may be obtained from a commercial bank, trust company, national bank, credit union, brokerage firm or other institution that participates in a Medallion program approved by The Securities Transfer Association, Inc.

Changing Method of Participation and Withdrawal from Participation

15.
How may a participant change his or her way of participating in the Plan?

        You may change your method of participating in the Plan at any time by completing an Enrollment Authorization Form and returning it to the Plan Administrator or by calling or writing to the Plan Administrator at the telephone number or address set forth in response to Question 3 above or at such other telephone number or address as may be provided to you by the Company or the Plan Administrator at any time in the future.

16.
When will a participant's request to change his or her method of participation become effective?

        Any changes in your method of participating in the Plan will become effective as of the next upcoming dividend payment date if notice of such intention is received by the Plan Administrator on or before the record date for such dividend payment.

17.
May a participant withdraw from the Plan?

        Yes. The Plan is entirely voluntary and you may withdraw from the Plan at any time.

18.
How does a participant withdraw from the Plan?

        In order to withdraw from the Plan, a participant must notify the Plan Administrator by telephone or in writing that he or she wishes to withdraw. This notice should be directed to the Plan Administrator at the telephone number or address set forth in response to Question 3 above or at such other telephone number or address as may be provided to you by the Company or the Plan Administrator at any time in the future. If you wish to terminate the reinvestment of your dividends under the Plan, you will receive a certificate for all of the whole shares credited to your Plan account and a cash payment for any remaining fraction of a share. Any such cash payment for a fractional share interest will be based on the then current fair market value of the Common Stock. Following your withdrawal from the Plan, any future cash dividend paid on your shares, including any shares that you formerly held in the Plan, will be paid by check to you in accordance with the Company's normal dividend payment procedures and there will be no further reinvestment of any cash dividends paid on your shares.

        Although you may withdraw from the Plan at any time, your notice must be received by the Plan Administrator in sufficient time prior to a dividend processing date to enable the Plan Administrator to implement the change in the treatment of your dividend from reinvestment to cash payment. If your notice is not received on a timely basis with respect to a particular dividend processing date, then your withdrawal from the Plan will not become effective until after the applicable dividend reinvestment has been completed and additional shares purchased through such dividend reinvestment have been credited to participants' Plan accounts.

        After any withdrawal from the Plan, you may elect to re-enroll in the Plan at any time.

19.
What happens if a participant dies or becomes legally incapacitated?

        Upon receipt by the Plan Administrator of notice of death or adjudicated incompetence of a participant, no further purchases of shares will be made for the Plan account of the participant. The shares and any cash held by the Plan in the participant's account will be delivered to the appropriate person upon receipt of evidence satisfactory to the Plan Administrator of the appointment of a legal representative and instruction from the representative regarding delivery.

Voting

20.
How will a participant's shares held under the Plan be voted at meetings of stockholders?

        You will receive a single proxy card covering those whole shares of Common Stock credited to your account under the Plan and those shares registered in your name that are not within the Plan. If the proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. The total number of whole shares held may also be voted in person at stockholders' meetings.

        If a proxy card is returned properly signed but without instructions as to the manner in which shares are to be voted with respect to any item, then all of your whole shares (i.e., both under the Plan and outside of the Plan) will be voted (to the extent legally permissible) in accordance with the recommendations of the Company's Board of Directors. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of your shares covered by such proxy card will be voted unless you or your duly appointed representative votes in person at the meeting. These procedures are consistent with the voting procedures that apply with respect to stockholders who are not participating in the Plan.

Limitations on Participation

21.
Are there limitations on participation in the Plan?

        The Company reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. Some stockholders may be residents of jurisdictions in which the Company determines that it may not legally or economically offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Company has no present plans to limit participation in the Plan by any stockholder of record for reasons other than those that may be generally applicable to all stockholders, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Company.

Tax Consequences

22.
What are the federal income tax consequences of participation in the Plan?

        The amount of cash dividends paid by the Company to a participant must be included in the participant's taxable income even though reinvested under the Plan. The cost basis for federal income tax purposes of any shares acquired through the Plan will be the price at which the shares are purchased for the participant's Plan account.

        A participant will not realize any taxable income upon receipt of certificates for whole shares that have been credited to the participant's account, whether received upon the participant's request, or upon termination of participation in the Plan or upon termination of the Plan.

        A participant will realize gain or loss when shares are sold or exchanged after withdrawal from, or termination of, the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis therein. Gain will be long term if the participant's holding period for the shares exceeds one year. The holding period for shares acquired pursuant to the Plan will begin on the day following the applicable dividend payment date.

        We believe the foregoing is an accurate summary of the tax consequences of participation in the Plan as of the date of this prospectus, but we urge you to consult with your own tax adviser for advice applicable to your particular situation.

Sale of Plan Shares

23.
When and how may a participant sell shares held in the Plan?

        Any participant, including a participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan in a privately negotiated transaction or, if an active trading market exists for the Common Stock at the time of such sale, through the Plan Administrator. If you wish to sell some or all of the whole shares held in your Plan account in a transaction that requires the delivery of a stock certificate, you must first request the Plan Administrator, either by telephone or in writing, to send to you a certificate representing the number of whole shares credited to your Plan account that you wish to sell in such a manner. As soon as reasonably possible after receipt of your request, the Plan Administrator will issue to you a certificate representing such number of whole shares in your name as it appears in your Plan account, unless you provide the Plan Administrator with other instructions in writing.

        If you wish to sell some or all of your shares in the Plan you should be aware of the risk that the price of the Common Stock may decrease between the time that you decide to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by you. Settlement typically occurs three business days after the sale of the shares.

Resale Restrictions

24.
Are employees restricted in any way from reselling shares acquired under the Plan?

        Some employees are so restricted. Employees who are "affiliates" of the Company, as that term is defined under Securities and Exchange Commission rules, may not publicly re-offer shares acquired under the Plan except pursuant to Rule 144 of the Securities and Exchange Commission or pursuant to an effective registration statement. An "affiliate" is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Directors and executive officers of the Company are ordinarily considered "affiliates" of the Company. The Company has no present intention of filing a registration statement which would permit the Company's affiliates to publicly re-offer shares acquired under the Plan other than pursuant to Rule 144.

        Provided that employees who are not affiliates of the Company comply with all relevant federal and state securities laws and regulations, they are free to sell at any time, as are all other participants, their shares acquired under the Plan.

        Any purchases of shares under the Plan by directors and executive officers of the Company who may participate in the Plan are exempt from the reporting obligations and short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934.

Miscellaneous

25.
What happens if a participant sells or transfers all of the shares registered in his or her name other than shares credited to the participant's account under the Plan?

        If you dispose of all shares registered in your name other than shares credited to your account under the Plan, the Plan Administrator will, unless you instruct otherwise, continue to either reinvest or pay in cash (as you have specified on your Enrollment Authorization Form) any future dividends on the shares that remain credited to your Plan account. If, however, you have only a fractional share of stock credited to your Plan account on the record date for any dividend, then the Company reserves the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, you will receive a cash adjustment representing such fractional share interest and a cash payment for the dividend.

26.
What happens if the Company declares a stock split, stock dividend or makes a rights offering?

        Once you are enrolled in the Plan, any stock dividends or split shares distributed by the Company will be credited to your Plan account, regardless of whether the pre-split shares or shares on which the stock dividend are paid are held in book-entry form in your Plan account or held in certificate form directly by you.

        In the event of a rights offering (meaning an offering by the Company to all stockholders of rights to purchase additional shares of Common Stock based, with respect to each stockholder, on the number of shares held by the stockholder at the time of the offering), you will receive rights based upon the total number of whole shares held by you, including all whole shares held directly by you in stock certificate form and all whole shares held in your Plan account in book-entry form.

27.
What is the responsibility of the Company and the Plan Administrator under the Plan?

        The Company and the Plan Administrator will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death prior to receipt of notice in writing of such death from a qualified representative of the deceased, the prices at which shares are purchased or sold for participants' accounts, the times when such purchases or sales are made or any fluctuations in the market value of the Common Stock.

        You should recognize that neither the Company nor the Plan Administrator can assure you of a profit or protect you against a loss on any shares purchased for your account under the Plan. An investment in shares of Common Stock under the Plan is, as is any equity investment, subject to investment risk and possible loss of some or all of the principal amount invested.

28.
Who interprets and regulates the Plan?

        The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The Plan will be governed by the laws of the Commonwealth of Massachusetts.

29.
Who bears the risk of market fluctuations in the Common Stock?

        Your investment in shares held in your Plan account is no different than your investment in any equity security purchased and held directly by you, including any shares of Common Stock that you may hold outside of the Plan. You will bear all risk of loss that may result from changes in the price of the Common Stock. In addition, a decline in the sales price of the shares held in the Plan could occur between the time at which you notify the Plan Administrator of your request to sell and the actual time of such sale. Neither the Company nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or not be worth less than their purchase price.

30.
May the Plan be changed or terminated?

        While the Company presently intends to continue the Plan indefinitely, we reserve the right to suspend, modify or terminate the Plan at any time. Notice of such suspension, modification or termination will be sent to all participants. No such event will affect any shares then credited to a participant's account. We also reserve the right to terminate any individual participant's participation in the Plan at any time for any reason.

        Upon any termination of the Plan by the Company or upon the termination by a participant of his or her participation in the Plan, any uninvested cash dividends will be remitted in cash. Moreover, upon any such termination of the Plan by the Company or any such termination of a participant's participation in the Plan, if the participant has not elected to continue to hold the Plan shares in book-entry form (as described further in response to Question 18 above), a certificate for the number of whole shares of Common Stock credited to the participant's account will be issued and a cash payment will be made for any fractional share interest credited to the participant's account.

31.
Does the Plan offer safekeeping?

        All shares of Common Stock purchased through the Plan will be held by the Plan Administrator in book-entry form in your Plan account. If you hold stock certificates for shares of the Common Stock outside of the Plan, you may deposit those certificates for safekeeping with the Plan Administrator, and those shares will be reflected in your Plan account. If you wish to take advantage of this custodial arrangement, you must send the certificates, together with a letter of instruction, to the Plan Administrator by certified or registered mail at the address set forth in response to Question 3 above or at such other address as may be provided to you by the Company or the Plan Administrator at any time in the future.

USE OF PROCEEDS

        The Company intends to use the proceeds from the sale of shares under the Plan for general corporate purposes.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing in such Annual Report, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the shares of our Common Stock offered hereby will be passed upon for the Company by Gallagher, Callahan & Gartrell, P.A., Boston, Massachusetts.

INDEMNIFICATION

        The by-laws of the Company provide for the indemnification of each director, officer and employee against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company's Board of Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The by-laws of the Company further provide:

  •
  If the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the by-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

  •
  If the by-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each person otherwise entitled to such indemnification and advancement of expenses as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the by-laws that has not been invalidated and to the fullest extent permitted by applicable law.

  •
  If the Massachusetts General Laws are amended after adoption of the Company's by-laws to expand further the indemnification permitted to any persons entitled to indemnification under the by-laws, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification, in the event of any such actual liability under the Securities Act of 1933, is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        The Articles of Organization of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability based on the following:

  •
  For any breach of the director's duty of loyalty to the Company or its stockholders;

  •
  For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  For any unlawful distributions to stockholders or loans to officers or directors; and

  •
  For any transaction from which the director derived an improper personal benefit.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

        The Company has filed a registration statement on Form S-3 to register with the SEC the shares of Common Stock to be issued pursuant to the Plan. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about the Company, its finances and the Common Stock.

Enterprise Bancorp, Inc. SEC Filings (File No. 000-21021) Incorporated By Reference:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004

  •
  Registration Statement on Form 8-A, dated July 16, 1996, relating to our common stock

  •
  Registration Statement on Form 8-A, dated January 14, 1998, relating to certain Preferred Share Purchase Rights

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the shares of our common stock offered by this prospectus.

        As a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone. All such requests should be directed to:

Enterprise Bancorp, Inc. 222 Merrimack Street Lowell, Massachusetts 01852
Attention:	James A. Marcotte Executive Vice President, Chief Financial Officer and Treasurer
Telephone:	(978) 459-9000

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee	$663.83
Legal and independent registered public accounting firm fees and expenses	15,000.00
Printing, mailing and other miscellaneous expenses	1,000.00

Total	$16,663.83

        All expenses in connection with the issuance and distribution of the securities being offered hereby will be borne by the Company.

Item 15.    Indemnification of Directors and Officers.

        Included in Part I of this registration statement.

Item 16.    Exhibits.

Exhibit No.	Description
5	Opinion of Gallagher, Callahan & Gartrell, P.A. as to the legality of securities being registered
23.1	Consent of KPMG LLP
23.2	Consent of Gallagher, Callahan & Gartrell, P.A. (included in Exhibit 5)
25	Power of Attorney (contained in signature page to this registration statement)

Item 17.    Undertakings.

  (1)
  The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2)
  The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on the 24th day of March, 2005.

ENTERPRISE BANCORP, INC.
By:	/s/ JAMES A. MARCOTTE James A. Marcotte Executive Vice President, Chief Financial Officer and Treasurer

        The undersigned Officers and Directors of Enterprise Bancorp, Inc. hereby severally constitute George L. Duncan, Richard W. Main, Arnold S. Lerner, John P. Clancy, Jr. and James A. Marcotte, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-3 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ GEORGE L. DUNCAN George L. Duncan	Chairman, Chief Executive Officer and Director	March 24, 2005
/s/ JAMES A. MARCOTTE James A. Marcotte	Executive Vice President, Chief Financial Officer and Treasurer	March 24, 2005
/s/ JOSEPH R. LUSSIER Joseph R. Lussier	Principal Accounting Officer of Bank	March 24, 2005
/s/ KENNETH S. ANSIN Kenneth S. Ansin	Director	March 24, 2005

/s/ WALTER L. ARMSTRONG Walter L. Armstrong	Director	March 24, 2005
/s/ GERALD G. BOUSQUET Gerald G. Bousquet, M.D.	Director	March 24, 2005
/s/ KATHLEEN M. BRADLEY Kathleen M. Bradley	Director	March 24, 2005
/s/ JOHN P. CLANCY, JR. John P. Clancy, Jr.	Executive Vice President, Chief Operating Officer and Director	March 24, 2005
/s/ JOHN R. CLEMENTI John R. Clementi	Director	March 24, 2005
/s/ JAMES F. CONWAY III James F. Conway III	Director	March 24, 2005
/s/ CAROLE A. COWAN Carole A. Cowan	Director	March 24, 2005
/s/ NANCY L. DONAHUE Nancy L. Donahue	Director	March 24, 2005
/s/ LUCY A. FLYNN Lucy A. Flynn	Director	March 24, 2005
/s/ ERIC W. HANSON Eric W. Hanson	Director	March 24, 2005
/s/ JOHN P. HARRINGTON John P. Harrington	Director	March 24, 2005

/s/ ARNOLD S. LERNER Arnold S. Lerner	Director	March 24, 2005
/s/ RICHARD W. MAIN Richard W. Main	President and Director	March 24, 2005
/s/ CHARLES P. SARANTOS Charles P. Sarantos	Director	March 24, 2005
/s/ MICHAEL A. SPINELLI Michael A. Spinelli	Director	March 24, 2005
/s/ NICKOLAS STAVROPOULOS Nickolas Stavropoulos	Director	March 24, 2005

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TABLE OF CONTENTS
THE COMPANY
RISK FACTORS
THE PLAN
USE OF PROCEEDS
EXPERTS
LEGAL MATTERS
INDEMNIFICATION
WHERE YOU CAN FIND MORE INFORMATION
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES